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Exhibit 1.2

WYNN LAS VEGAS, LLC
WYNN LAS VEGAS CAPITAL CORP.

$364,612,000

12.0% Second Mortgage Notes due 2010

UNDERWRITING AGREEMENT

October 25, 2002

Deutsche Bank Securities Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Dresdner Kleinwort Wasserstein - Grantchester, Inc.
As Representatives of the
    Several Underwriters

c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

        Wynn Las Vegas, LLC, a Nevada limited liability company (the "Company"), and Wynn Las Vegas Capital Corp., a Nevada corporation ("Capital Corp.," and together with the Company, the "Issuers"), propose to issue and sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of $364,612,000 principal amount of their Second Mortgage Notes due 2010 (the "Notes") having the terms identified on Schedule II hereto. The Notes will be guaranteed (the "Guarantees") by each of the entities listed on Schedule III hereto (each, a "Guarantor" and collectively, the "Guarantors" and, together with the Issuers, the "Wynn Parties"). The Notes are to be issued pursuant to the terms of an indenture to be dated as of October 30, 2002 (the "Indenture") among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee").

        As the Representatives, you have advised the Issuers (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the aggregate principal amount of Notes set forth opposite their respective names in Schedule I.

        The term "Executed Transaction Documents" shall mean the documents set forth on Schedule IV hereto. The term "Closing Transaction Documents" shall mean the documents set forth on Schedule V hereto, each of which shall be executed and dated as of the Closing Date (as defined below). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Prospectus (as defined herein) included in Amendment No. 9 to the Registration Statement under the section entitled "Description of the Second Mortgage Notes—Certain Definitions."

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Wynn Parties.

        Each of the Wynn Parties jointly and severally represents and warrants to each of the Underwriters as follows:

        (a)  A registration statement on Form S-1 (File No. 333-98369) with respect to the Notes has been prepared by the Issuers in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and the Trust Indenture Act of 1939, as amended, and the Rules and Regulations of the Commission thereunder (the "Trust Indenture Act"), and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Issuers to you. Such registration statement, as amended when it was declared effective by the Commission under the Act and the Rules and Regulations, including the financial statements and schedules thereto and any information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below and together with any registration statement filed by the Issuers that is effective upon filing with the Commission pursuant to Rule 462(b) of the Act, is referred to herein as the "Registration Statement." The Registration Statement has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

        (b)  Each of the Wynn Parties has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the state of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement and to enter into and to perform its obligations under this Agreement. Each of the subsidiaries of any of the Wynn Parties listed on Exhibits 21.1 through 21.9 to the Registration Statement that is not also a Wynn Party (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement. None of the Wynn Parties owns or controls, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibits 21.1 through 21.9 to the Registration Statement. Each of the Wynn Parties and each of the Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to (i) result in any material adverse change in the business, properties, assets, operations, condition (financial or otherwise) or prospects of, (A) the Wynn Entities taken as a whole or (B) the Issuers, Wynn Travel, LLC and Las Vegas Jet, LLC, taken as a whole, or (ii) result in or adversely affect the validity, enforceability or priority of the Liens purported to be created by the Collateral Documents, in each case whether or not occurring in the ordinary course of business (any such change, a "Material Adverse Change"). The outstanding membership interests and shares of capital stock of each of the subsidiaries listed on Exhibits 21.1 through 21.9 to the Registration Statement have been duly authorized and validly issued, the shares of capital stock of such subsidiaries are fully paid and non-assessable and, except as set forth on Schedule 1(b), all such interests and shares are owned by such Wynn Party free and clear of all liens, encumbrances and equities and claims, except for any lien, encumbrance, equity or claim granted or agreed to be granted pursuant to an Executed Transaction Document or a Closing Transaction Document; and, except as accurately described in all material respects in the Registration Statement or the Prospectus or as set forth on Schedule 1(b), there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any of the Wynn Parties or any of the Subsidiaries.

        (c)  All issued and outstanding shares of capital stock of each of the Wynn Parties have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Wynn Parties was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of any such Wynn Party. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Wynn Parties, or Desert Inn Improvement Co. ("DIIC" and, together with the Wynn Parties and the Completion Guarantor, the "Wynn Group Members") other than those accurately described in all material respects in the Registration Statement or the Prospectus. The description of Wynn Resorts, Limited's stock option, stock incentive and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement or the Prospectus fairly presents and accurately presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

        (d)  The table relating to the capitalization of the Wynn Entities under the heading "Capitalization" in the Prospectus, including the footnotes thereto, (i) with respect to the actual capitalization of the Wynn Entities as of June 30, 2002 presents fairly the information contained therein and (ii) with respect to the expected capitalization of the Wynn Entities as of June 30, 2002 on a pro forma basis giving effect to the sale of the Notes and the expected contribution by Wynn Resorts, Limited to the Company of proceeds from the concurrent initial public offering of common stock of Wynn Resorts, Limited, presents fairly the information contained therein, and with respect to the expected capitalization of the Wynn Entities as of June 30, 2002 on a pro forma, as adjusted basis giving effect to the sale of the Notes, the expected contribution by Wynn Resorts, Limited to the Company of proceeds from the concurrent initial public offering of common stock of Wynn Resorts, Limited and borrowings expected to be necessary to construct the Le Rêve Casino Resort, was prepared in good faith by the Issuers, and represents the best estimates and assumptions of the Issuers with respect to the information contained therein.

        (e)  The Notes have been duly authorized by the Issuers and when issued, authenticated and delivered to and paid for by the Underwriters in accordance with this Agreement and the Indenture, will have been duly executed, issued and delivered by the Issuers and, assuming the due authentication, execution and delivery of the Notes by the Trustee, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits provided by the Indenture, under which they are to be issued, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or to general equitable principles. The Indenture has been duly authorized by the Issuers and the Guarantors and when executed and delivered by the Issuers and the Guarantors, and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding instrument of each of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or to general equitable principles. The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

        (f)    The Guarantees have been duly authorized by the Guarantors, and when executed and delivered in accordance with the terms of the Indenture and when the Notes and Guarantees are duly issued, authenticated and delivered in accordance with the terms of the Indenture and the Notes and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, will constitute the valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or to general equitable principles. The Guarantees will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

        (g)  The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Notes nor, to the knowledge of the Wynn Parties, instituted proceedings for that purpose. The Registration Statement, at the time that it became effective and at all subsequent times up to and including the time of closing on the Closing Date (the "Closing Time"), complied, and the Prospectus and any amendments or supplements thereto, as of their respective dates and at all subsequent times up to and including the Closing Time, will comply, in all material respects with the requirements of the Act and the Rules and Regulations. At the time it became effective and at all subsequent times up to and including the Closing Time, the Registration Statement did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and at all subsequent times up to and including the Closing Time, the Prospectus, as amended or supplemented by any amendments and supplements thereto (including any Prospectus wrapper for use with offers in Canada) does not contain, and will not contain, any untrue statement of material fact and does not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Wynn Parties make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Wynn Parties by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

        (h)  The consolidated financial statements of Valvino Lamore, LLC ("Valvino") and its subsidiaries (together, "Valvino Lamore") and of the Company, in each case together with related notes and schedules as set forth in the Registration Statement and included in the Prospectus, present fairly the consolidated financial position and the results of operations and cash flows of Valvino Lamore and the Company, as applicable, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial and statistical data included in the Registration Statement and the Prospectus, including such data set forth under the captions "Capitalization" and "Selected Consolidated Financial Data," presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of Valvino Lamore and the Company, as applicable. The pro forma financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuers, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, and there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement or Prospectus in accordance with Regulation S-X which have not been included as so required.

        (i)    Deloitte & Touche LLP, which has certified certain of the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as part of the Registration Statement and included in the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

        (j)    There is no action, suit, claim or proceeding pending or, to the knowledge of the Wynn Parties, threatened (i) against any of the Wynn Group Members or (ii) which has as the subject thereof any officer or director of, or property owned or leased by or to, any of the Wynn Group Members, in each case, before any court or administrative agency or otherwise where, in any such case, (A) there is a reasonable possibility of such action, suit or proceeding being determined adversely to such Wynn Group Member and (B) any such action, suit, claim or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change, or prevent, adversely affect, hinder or delay the (1) consummation of the transactions contemplated by this Agreement or the performance by any of the Wynn Group Members of their obligations hereunder or (2) the performance by any of the Wynn Group Members of their obligations under any of the Executed Transaction Documents or the Closing Transaction Documents, except, in each case, as otherwise disclosed in the Registration Statement or the Prospectus or, in the case of (2) above, as would not reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Registration Statement or the Prospectus, none of the Wynn Group Members is involved in any material labor dispute with the employees of any of the Wynn Group Members or any of their predecessors, or with the employees of any principal supplier, contractor or sub-contractor of any of the Wynn Group Members and, to the best of the Wynn Parties' knowledge, no such dispute is threatened or imminent.

        (k)  Except as disclosed in the Registration Statement or the Prospectus, the Wynn Group Members have good and marketable title in fee simple to all real property and good title to all personal property owned by them or reflected as owned by them in the Registration Statement or the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the consolidated financial statements described in Section 1(h) above or which do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Wynn Group Members. Except as disclosed in the Registration Statement or Prospectus, the real property, improvements, equipment and personal property held under lease by the Wynn Group Members are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such leased real property, improvements, equipment or personal property by such Wynn Group Members.

        (l)    The Wynn Group Members have timely filed all federal, state, local and foreign tax returns which have been required to be filed, all of which tax returns are true, correct and complete in all material respects, and have timely paid all taxes due and payable, except (i) as may be being contested in good faith and by appropriate proceedings and for which the applicable Wynn Group Member has established reserves that are adequate for the payment thereof and are in conformity with generally accepted accounting principles as applied in the United States or (ii) to the extent that the failure to timely file any such tax returns or to timely pay such taxes has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change. All taxes of the Wynn Group Members not yet due and payable have been provided for in the consolidated financial statements described in Section 1(h) above in conformity with generally accepted accounting principles as applied in the United States, and the Wynn Parties do not know of any actual or proposed additional material tax assessment against any Wynn Group Member.

        (m)  Except as disclosed in the Registration Statement or the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus, as it may be amended or supplemented, (i) there has not been any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change and (ii) the Wynn Group Members, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

        (n)  None of the Wynn Group Members is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, by-laws, operating agreement or other organizational document or shareholders' agreement or (ii) the terms of any Executed Transaction Document to which any of the Wynn Group Members is a party or any other security issued by it or any agreement, lease, loan, mortgage, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound (collectively, including the Executed Transaction Documents, the "Agreements and Instruments") and, solely with respect to this clause (ii), which violation or default would reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and the Executed Transaction Documents to which any of the Wynn Group Members is a party and compliance by any of the Wynn Group Members with their obligations hereunder or thereunder have been duly authorized by all necessary action of the Wynn Group Members, as applicable. The execution, delivery and performance of the Closing Transaction Documents to which any of the Wynn Group Members will be a party and any other material agreement or instrument entered into or issued or to be entered into or issued by any Wynn Group Member on or before the Closing Date in connection with the transactions contemplated thereby and compliance by the Wynn Group Members with their obligations thereunder will have been duly authorized before the Closing Time by all necessary action of the Wynn Group Members, as applicable. The execution, delivery and performance of this Agreement, the Closing Transaction Documents to which any of the Wynn Group Members will be a party and any other material agreement or instrument entered into or issued or to be entered into or issued by any of the Wynn Group Members in connection with the transactions contemplated hereby or thereby and compliance by the Wynn Group Members with their obligations hereunder or thereunder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or, except with respect to the transactions contemplated by the Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Wynn Group Members pursuant to, or require the consent of any other party to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, nor will such execution, delivery, performance or compliance result in any violation of (i) the provisions of the charter, by-laws or any other organizational document of any Wynn Group Members, as applicable, or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over it or any of its assets or properties and, solely with respect to this clause (ii), which violation would reasonably be expected to result in a Material Adverse Change. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Wynn Group Members.

        (o)  The execution and delivery of, and the performance by the Wynn Parties of their obligations under, this Agreement have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of the Wynn Parties, and this Agreement has been duly executed and delivered by each of the Wynn Parties.

        (p)  Each of the Executed Transaction Documents to which any Wynn Group Members is a party has been duly authorized, executed and delivered by each of the Wynn Group Members that is a party thereto and (except for the Equity Underwriting Agreement, as defined in Schedule IV) constitutes a valid and binding agreement of each such party, enforceable against each such party in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. At the Closing Date, each of the Executed Transaction Documents that is described in the Registration Statement will conform in all material respects to the description thereof contained in the Registration Statement.

        (q)  Each of the Closing Transaction Documents to which any of the Wynn Group Members is a party will have been duly authorized before the Closing Time by each of the Wynn Group Members that is a party thereto and, at the Closing Date, will have been duly executed and delivered by each such party and will constitute a valid and binding agreement of each such party, enforceable against each such party in accordance with its terms except (i) as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and (ii) with respect to the Marnell Agreement (as defined in Schedule IV hereof), to the extent set forth in the Registration Statement and Prospectus under the heading "Risk Factors—Risks Associated with Our Construction of Le Rêve—Certain provisions in the construction contract with Marnell Corrao for construction of Le Rêve may be unenforceable." At the Closing Date, each of the Closing Transaction Documents that is described in the Registration Statement will conform in all material respects to the description thereof contained in the Registration Statement.

        (r)  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada and the Nevada State Engineers Office) (together, the "Consents") necessary in connection with the execution and delivery by the Wynn Parties of this Agreement and the consummation of the proposed offering of the Notes (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect. Except as disclosed in the Registration Statement or Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Consent necessary in connection with the consummation of the transactions described in the Registration Statement and Prospectus (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under state securities or Blue Sky laws) (i) has been obtained or made and is in full force and effect or (ii) to the extent any such Consent has not yet been obtained or made, none of the Wynn Parties has any reason to believe that such Consent will not be timely obtained or made in accordance with the plans for the Le Rêve Casino Resort that have been prepared to date.

        (s)  Except as disclosed in the Registration Statement or Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) each of the Wynn Group Members has obtained and holds all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, liens and other rights, privileges and approvals (including with respect to environmental laws) required under any federal, state, local or foreign law or governmental authority ("Permits") for the ownership or current use of all real property owned or leased by any such Wynn Group Member and for any other property otherwise currently operated by or on behalf of, or for the benefit of, such entity and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and each of the Wynn Group Members has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any of the Wynn Group Members, or to the current operation of any of their businesses or any property currently owned, leased or otherwise operated by such entity, (v) each of the Wynn Group Members reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such entity in order to conduct its business as proposed to be conducted will be timely obtained and complied with, without material expense, and (vi) none of the Wynn Group Members has any knowledge or any reason to believe that any governmental authority is considering limiting, suspending, revoking or renewing any such Permits on terms materially more burdensome than the terms of such Permit as in effect on the date hereof.

        (t)    Except as otherwise disclosed in the Registration Statement or the Prospectus or as would not reasonably be expected to result in a Material Adverse Change, (i) none of the Wynn Group Members is or has in the past been in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (ii) none of the Wynn Group Members or, to the knowledge of any Wynn Party, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the real property owned or leased by any of the Wynn Group Members or any improvements thereon (the "Sites") or transported thereto or therefrom, any Hazardous Materials that would reasonably be expected to subject any of the Wynn Group Members to any liability under any Environmental Law; (iii) there are no underground tanks and no Hazardous Materials used, stored or present at, on or near the Sites; (iv) to the knowledge of any of the Wynn Parties after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any liability to any of the Wynn Group Members under, any Environmental Law; (v) there is no pending or, to the knowledge of any of the Wynn Parties, threatened, action, proceeding, investigation or inquiry by any regulatory or governmental body or any non-governmental third party with respect to the presence or release of Hazardous Materials, on, from or to the Sites; (vi) none of the Wynn Parties has any knowledge of any past or existing violations of any Environmental Laws by any person relating in any way to the Sites; and (vii) none of the Wynn Group Members has received any complaint, order, directive, citation or notice from any governmental body with respect to any Environmental Law.

        (u)  Except as otherwise disclosed in the Registration Statement or the Prospectus, (i) the Wynn Group Members each own or possess the valid right to use all patents, patent rights, trademarks, trade names, service marks, domain names and copyrights (together with the applications for registrations and registrations therefor), license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, materials, systems or procedures), technologies, inventions, and other intellectual property or proprietary rights (collectively, "Intellectual Property") presently used in their businesses and none of the Wynn Parties has any reason to believe that the Wynn Group Members will not own or posses or be able to obtain when needed the valid right to use all Intellectual Property necessary to carry on their businesses as presently proposed to be conducted; (ii) neither the Intellectual Property owned or used by, nor the conduct or operation of the businesses

(as presently and proposed to be conducted or operated) of, the Wynn Group Members has infringed upon, misappropriated or violated, or, if the businesses are conducted or operated as presently intended, will, to the knowledge of any of the Wynn Parties, infringe upon, misappropriate or violate, any Intellectual Property or other right of any other person or entity; (iii) to the knowledge of the Wynn Parties, none of the Intellectual Property employed by any Wynn Group Member has been obtained or is being used by any such Wynn Group Member in violation of any contractual obligation binding on such Wynn Group Member or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to result in a Material Adverse Change; (iv) none of the Wynn Group Members has received any written communications, nor is any action or proceeding pending, alleging that any such Wynn Group Member has violated, infringed upon or misappropriated, or, by conducting its business as set forth in the Registration Statement and the Prospectus, would violate, infringe upon or misappropriate, any of the Intellectual Property of any other person or entity; and (v) none of the Wynn Parties knows of any material will have been duly authorized before the Closing Time infringement by others of Intellectual Property owned by or licensed to any of the Wynn Group Members.

        The Wynn Group Members have taken all reasonable steps necessary to secure their interests in, and protect the secrecy, confidentiality and value of, such Intellectual Property, including without limitation entering into written confidentiality agreements with their employees and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Wynn Group Members that are required to be described in the Prospectus and are not described therein in all material respects. None of the Wynn Group Members is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects.

        (v)  None of the Wynn Group Members, or to the knowledge of any of the Wynn Parties, any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of either of the Issuers. The Issuers acknowledge that the Underwriters may engage in passive market making transactions in the Notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (w)  None of the Wynn Group Members, or to any of the Wynn Parties' knowledge, any of their affiliates, has distributed or will distribute, prior to the completion of the Underwriters' distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

        (x)  None of the Wynn Group Members is (i) or (after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus) will be an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder, (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended (the "Public Utilities Act"), (iii) a "public utility," as such term is defined in the Federal Power Act, as amended (the "Federal Power Act"), or (iv) subject to regulation under any federal or state statute or regulation limiting or conditioning its ability to incur or guarantee indebtedness.

        (y)  None of the Wynn Parties or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

        (z)  Each of the Wynn Group Members maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (aa) Each of the Wynn Parties and DIIC carry, or are covered by, insurance with insurers of recognized financial responsibility in such amounts, with such deductibles and covering such risks as is commercially reasonable and as the Wynn Parties and DIIC deem adequate and prudent for the conduct of their respective businesses (including the construction of the Le Rêve Casino Resort) and the value of their respective properties and as is customary for companies engaged in similar businesses including, but not limited to, policies covering real and personal property owned or leased by the Wynn Parties and DIIC against theft, damage, destruction, acts of vandalism and earthquakes. Such insurance coverage (including deductibles, retentions and self-insurance amounts) complies with the insurance coverage required at the Closing Date under the Master Disbursement Agreement by and among the Company, Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and Wells Fargo Bank Nevada, National Association (the "Master Disbursement Agreement"). The Wynn Parties have no reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not reasonably be expected to cause a Material Adverse Change (other than as a result of general market conditions).

        (bb) Except for matters which would not reasonably be expected to result in a Material Adverse Change, each of the Wynn Group Members is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any Wynn Group Members would have any liability. None of the Wynn Group Members has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"). Except for matters which would not reasonably be expected to result in a Material Adverse Change, each "pension plan" for which any Wynn Group Members would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

        (cc) The Underwriters, or Inspection & Valuation International, Inc., in their capacity as a consultant of the Underwriters, have been furnished with a copy of the plans and specifications for the construction of the Le Rêve Casino Resort that have been prepared to date, which plans and specifications are consistent in all material respects with the description thereof contained in the Registration Statement or the Prospectus. The anticipated costs as of the Closing Date of such construction (including interest, legal, architectural, engineering, planning, zoning, pre-opening and other similar costs) do not exceed (except as a result of rounding adjustments) the amounts allocated for such costs as set forth under the caption "Use of Proceeds" in the Prospectus. In addition, the other amounts set forth under the caption "Use of Proceeds" in the Prospectus are based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not expected by the Wynn Parties to exceed the amounts set forth for such items.

        (dd) The Project Budget (as defined in the Master Disbursement Agreement), as of the Closing Date, (i) is, to the knowledge of the Wynn Parties, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (ii) is consistent with the provisions of the Operative Documents (as defined in the Master Disbursement Agreement) in all material respects, (iii) has been and will be prepared in good faith and with due care, (iv) sets forth, for each Line Item Category (as defined in the Master Disbursement Agreement), the total costs anticipated to be incurred through Final Completion (as defined in the Master Disbursement Agreement), (v) fairly represents the Wynn Parties' expectation as to the matters covered thereby as of its date and (vi) sets forth a total amount of costs incurred or expected to be incurred in connection with the development, design, engineering, procurement, installation, construction and opening of the Le Rêve Casino Resort (as described in the Prospectus), including contingencies, which is equal to the Available Funds (as defined in the Master Disbursement Agreement).

        (ee) To the knowledge of the Wynn Parties and except as set forth on Schedule 1(ee) hereto, there are no affiliations or associations between any member of the NASD and any of the Wynn Parties' officers, directors or securityholders. There are no business relationships or related-party transactions involving any of the Wynn Group Members or any other person required to be described in the Prospectus which have not been described as required.

        (ff)  None of the Wynn Group Members or, to the best of the knowledge of the Wynn Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Wynn Group Members or any beneficial owner of 10 percent or more of the capital stock of any of the Wynn Parties has, with respect to any of the Wynn Group Members, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

        (gg) The Indenture has been qualified under the Trust Indenture Act.

        (hh) The Issuers (considered together) and each of the Wynn Parties is, and on the Closing Date and after giving effect to the incurrence of all indebtedness (including the Notes and the Guarantees) and obligations being incurred in connection with the Closing Transaction Documents as described in the Registration Statement and the Prospectus will be and will continue to be, Solvent. For purposes of this Agreement, "Solvent" means, when used with respect to any Person, as of any date of determination, (i) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (iv) such Person will be able to pay its debts as they mature, and (v) such Person is not insolvent within the meaning of any applicable federal and state laws governing determinations of the insolvency of debtors. For purposes of this definition, (A) "debt" means liability on a "claim," and (B)"claim" means any (1) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (2) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

        (ii)  No Deed of Trust encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

        (jj)  Subject to Section 6(kk) with respect to real property Collateral and Section 6(ll) with respect to intellectual property Collateral, each of the Collateral Documents is effective to create in favor of the Trustee, for the benefit of the holders of the Notes, a legal, valid and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock (as defined in the applicable Collateral Document), when any stock or other ownership certificates representing such Pledged Stock are delivered to the Trustee, and in the case of the other Collateral described in the Collateral Documents, when financing statements in appropriate form are filed as contemplated by the Collateral Documents (which financing statements have been duly completed and delivered to the Trustee), the Collateral Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Wynn Parties in such Collateral and the proceeds and products thereof, as security for the Obligations of the applicable Wynn Parties, in each case prior and superior in right to any other Person (except Permitted Liens).

        (kk) Each of the Deeds of Trust is effective to create in favor of the Trustee, for the benefit of the holders of the Notes, a legal, valid and enforceable Lien on, and security interest in, the Collateral described therein and proceeds and products thereof, and when the Deeds of Trust are filed in the appropriate real property records, each such Deed of Trust shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Wynn Parties in the Collateral described therein and the proceeds and products thereof, as security for the Obligations of the applicable Wynn Parties, in each case prior and superior in right to any other Person (except Permitted Liens).

        (ll)  Each Intellectual Property Security Agreement is effective to create in favor of the Trustee, for the benefit of the holders of the Notes, a legal, valid and enforceable security interest in the Collateral described therein and proceeds and products thereof. Upon the filing of (i) each Intellectual Property Security Agreement in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks (within three (3) months after the Closing Date), and the United States Copyright Office relative to copyrights (within thirty (30) days after the Closing Date), together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing as contemplated by the Intellectual Property Security Agreements (which financing statements have been duly completed and delivered to the Trustee) each Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Wynn Parties in the Collateral specified therein and the proceeds and products thereof, as security for the Obligations of the applicable Wynn Parties, in each case prior and superior in right to any other Person (except Permitted Liens).

        (mm)Upon execution and delivery of the Collateral Documents and completion of the filings and recordings described in Sections 6(jj), (kk), and (ll), the security interests created in favor of the Trustee for the benefit of the holders of the Notes pursuant to the Collateral Documents will constitute valid, perfected first priority security interests (subject to Permitted Liens) in the Collateral subject thereto.

        Any certificate signed by an officer of any of the Wynn Parties and delivered to the Representatives, Deutsche Bank or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Wynn Party to each Underwriter as to the matters set forth therein.

        The Wynn Parties acknowledge that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Wynn Parties and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.    Purchase, Sale and Delivery of the Notes.

        (a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at the purchase price set forth on Schedule II hereto (the "Purchase Price"), the principal amount of Notes set forth opposite the name of each Underwriter in Schedule I hereto.

        (b)  The Notes shall be registered by the Trustee in the name of the nominee of the Depository Trust Company ("DTC"), Cede & Co. ("Cede & Co."), and credited to the accounts of such of its participants as the Representatives shall request, upon notice to the Company at least 48 hours prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid, and deposited with the Trustee as custodian for DTC on the Closing Date, against payment by or on behalf of the Underwriters to the account of the Company of the aggregate Purchase Price therefor by wire transfer in immediately available funds.

        (c)  Such payment and delivery are to be made through the facilities of DTC, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York, New York are open for business and are not permitted by law or executive order to be closed.) Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

3.    Offering by the Underwriters.

        It is understood that the several Underwriters are to make a public offering of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, deem it advisable to do so. The Notes are to be initially offered to the public as set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms; provided, however, that nothing in this Section 3 shall affect the Underwriters obligations pursuant to Section 2 hereof.

        It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Notes in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.    Covenants of the Issuers.

        The Issuers covenant and agree with the several Underwriters that:

        (a)  The Issuers shall (i) use their best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

        (b)  The Issuers shall advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the threatening or initiation of any proceedings for any of such purposes. The Issuers shall make every reasonable effort to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        (c)  The Issuers shall cooperate with the Representatives and counsel for the Underwriters to qualify the Notes for sale under (or obtain exemptions from the application of the qualification requirements of) the securities laws of such jurisdictions as the Representatives may reasonably have designated and shall make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuers shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuers shall, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Notes. The Issuers shall advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation of threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

        (d)  The Issuers shall deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuers shall deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuers shall deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and shall deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

        (e)  The Issuers shall comply with the Act and the Rules and Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder, and the Trust Indenture Act, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuers promptly shall prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented shall not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus shall comply with the law.

        (f)    Each of the Wynn Parties shall make generally available to their security holders and to the Representatives, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a)

of the Act and Rule 158 of the Rules and Regulations and shall advise you in writing when such statement has been so made available.

        (g)  Prior to the Closing Date, the Issuers shall furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuers, a copy of any unaudited interim financial statements of any of the Wynn Group Members for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

        (h)  So long as any of the Notes are outstanding, the Issuers will furnish to the several Underwriters, promptly upon their becoming available, copies of all reports and other communications (financial or otherwise) furnished by the Issuers or the Guarantors to the Trustee of the holders of the Notes and copies of any reports or financial statements furnished to or filed by the Issuers or the Guarantors with the Commission.

        (i)    Each of the officers, directors and stockholders of Wynn Resorts, Limited, (excluding Baron Asset Fund) and Aruze Corp. shall have executed, and the Issuers shall have furnished to you, on or prior to the date of this Agreement, a letter or letters, in substantially the form of Exhibit A hereto ("Lockup Agreements").

        (j)    The Issuers shall apply the net proceeds of its sale of the Notes as set forth in the Prospectus under the caption "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Notes and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

        (k)  The Issuers shall not invest, or otherwise use the proceeds received by the Issuers from its sale of the Notes in such a manner as would require any of the Wynn Group Members to register as an investment company under the 1940 Act.

        (l)    The Wynn Parties will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against any holder of Notes.

        (m)  None of the Wynn Parties will publicly announce any intention to, or will itself, without the prior written consent of the Representatives, on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any debt securities issued or guaranteed by any of the Wynn Parties (other than the Notes and the notes issued under the Credit Agreement and the FF&E Facility) or any securities exercisable or exchangeable for debt securities issued or guaranteed by any of the Wynn Parties, for a period beginning from the date hereof and continuing to and including the date which is 180 days after the date hereof.

        (n)  None of the Wynn Parties shall take, directly or indirectly, any action designed to cause or result in, or that has constituted or could reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of any of the Wynn Parties.

5.    Costs and Expenses.

        The Company shall pay all costs, expenses and fees incident to the performance of the obligations of the Wynn Parties under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Wynn Parties; the fees and disbursements of counsel for the Wynn Parties; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Notes; and expenses, including the reasonable fees and disbursements of counsel for the Underwriters, to the extent incurred in connection with the qualification of the Notes under state securities or Blue Sky laws or the provincial securities laws of Canada. The Company shall not, however, be required to pay for any of the Underwriters other expenses including (a) the fees and expenses of their counsel (other than those related to qualification under NASD regulation and state securities or Blue Sky laws), (b) other professional fees (excluding the fees and expenses of Inspection & Valuation International, Inc.), (c) the customary costs and expenses of the roadshow and any other meetings with prospective investors, (d) the costs and expenses of travel of the Representatives and the other Underwriters (e) the costs and expenses of any other consultants and experts specifically retained by the Representatives (other than Inspection & Valuation International, Inc.) and (f) all arrangements relating to the preparation, issuance and delivery of any certificates evidencing the Notes, including the fees of any trustee or similar entity, except in all cases that, if the sale of the Notes pursuant to Section 2 hereof shall not be consummated because the conditions in Section 6 hereof are not satisfied, because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of any of the Wynn Parties to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to any default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; provided, however, that the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes.

6.    Conditions of Obligations of the Underwriters.

        The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Closing Date of the representations and warranties of the Wynn Parties contained herein, and to the performance by the Wynn Parties of their covenants and obligations hereunder and to the following additional conditions:

        (a)  The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuers, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes. The NASD shall have raised no objections to the fairness and reasonableness of the underwriting terms and arrangements.

        (b)  The Representatives shall have received on the Closing Date (i) the opinion of Irell & Manella LLP, counsel for the Wynn Parties, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit B hereto, and (ii) from Irell & Manella LLP, counsel for the Wynn Parties, dated the Closing Date, copies of the legal opinions delivered by such firm to (A) the administrative agent under the Credit Agreement, (B) the collateral agent under the FF&E Facility, and (C) the representatives of the underwriters of the Wynn Resorts, Limited initial public offering of its common stock, accompanied in each case by a reliance letter in favor of the Underwriters, permitting the Underwriters to rely on each of the enforceability opinions contained in such legal opinions, on the terms and subject to the provisions contained in such opinions.

        (c)  The Representatives shall have received on the Closing Date the opinion of Schreck Brignone, special Nevada counsel for the Wynn Parties, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit C hereto.

        (d)  The Representatives shall have received on the Closing Date the opinion of Manuel Alexandre de Oliveira Correia da Silva, special Macau counsel for Wynn Resorts (Macau) S.A., dated the Closing Date addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit D hereto.

        (e)  The Representatives shall have received on the Closing Date the opinion of Fulbright & Jaworski, special regional counsel for Wynn Resorts (Macau) S.A., dated the Closing Date addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit E hereto.

        (f)    The Representatives shall have received on the Closing Date the opinion of Lionel Sawyer & Collins, counsel for Aruze USA, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit F hereto.

        (g)  The Representatives shall have received on the Closing Date the opinion of Nagashima Ohno & Tsunematsu, counsel for Aruze Corporation and Mr. Kazuo Okada, dated the Closing Date, addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit G hereto.

        (h)  The Representatives shall have received on the Closing Date the opinion of Hale Lane, Nevada public utilities counsel for the Wynn Parties, dated the Closing Date addressed to the Underwriters in form and substance reasonably satisfactory to counsel to the Underwriters, substantially in the form of Exhibit H hereto.

        (i)    The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, an opinion dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

        (j)    The Representatives shall have received at or prior to the Closing Date from Latham & Watkins a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Notes under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Issuers.

        (k)  You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters, delivered pursuant to Statement of Accounting Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

        (l)    The Representatives shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer or President and the Chief Financial Officer of each of the Wynn Parties or, in the case of any Wynn Party that does not have officers holding such positions or positions of similar authority, of the Chief Executive Officer or President and Chief Financial Officer of the immediate or ultimate parent of such entity on behalf of such entity, to the effect that, as of the Closing Date, each of them severally represents as follows:

            (i)  the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

          (ii)  the representations and warranties of such Wynn Party contained in Section 1 hereof are true and correct as of the Closing Date;

          (iii)  he or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the information contained in the Registration Statement, including the financial statements and other financial information included therein, was true, complete and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

          (iv)  such Wynn Party has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

          (v)  since the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, there has not occurred any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change;

        (m)  The Wynn Parties shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

        (n)  For the period from and after the date of this Agreement and prior to the Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

        (o)  The Lockup Agreements described in Section 4(i) are in full force and effect and on or before the date of this Agreement the Company shall have delivered fully executed copies of the Lockup Agreements to the Representatives.

        (p)  All fees and expenses which any of the Wynn Parties, Wynn Resorts, Limited or the Completion Guarantor has agreed to pay pursuant to the Amended and Restated Engagement Letter dated as of June 14, 2002 between Valvino, Holdings, the Company and the Representatives (other than Dresdner Kleinwort Wasserstein - Grantchester, Inc.) and which, pursuant to such engagement letter, are required to be paid at or prior to Closing, shall have been paid.

        (q)  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Issuers' debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations pursuant to the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers' debt securities.

        (r)  All of the Executed Transaction Documents and Closing Transaction Documents shall have been executed and shall be in full force and effect and the Representatives shall have received fully executed copies thereof, and none of the Wynn Group Members or Wynn Resorts, Limited shall be in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Executed Transaction Documents and the Closing Transaction Documents, and no condition shall exist that, with the giving of notice or the lapse of time, or both, would constitute such a default, except in each case where the consequences of such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Change.

        (s)  No Wynn Group Member shall have any knowledge that any party shall have failed at or prior to the Closing Date to perform or comply with any of the agreements contained in any of the Executed Transaction Documents or Closing Transaction Documents and required to be performed or complied with by such party at or prior to the Closing Date unless such failure would not reasonably be expected to result in a Material Adverse Change.

        (t)    The Wynn Parties shall have delivered to the Trustee on behalf of the holders of the Notes, a lender's A.L.T.A. policy of title insurance, or a commitment irrevocably agreeing to issue such policy, in the amount of $370,000,000. Each such policy or commitment shall (i) include such endorsements as are required by the Representatives, (ii) be reinsured by such reinsurance as is satisfactory to the Representatives, (iii) be issued by the title insurer in form and substance, and subject to only such exceptions, satisfactory to the Representatives.

        (u)  The Representatives shall have received the Phase I environmental assessment for the Site and the Site Easements dated August 14, 2002 (the "Phase I Report"), the Phase II Environmental Site Assessment for the Golf Course Land and the Golf Course Land easements (the "Phase II Report") conducted by Terracon and dated September 11, 2002 and that certain reliance letter from Terracon dated October, 2002.

        (v)  The Representatives shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Collateral Documents) security interests in all assets and property of the Wynn Parties, and such search shall reveal no Liens on any of the assets of the Wynn Parties except for Permitted Liens.

        (w)  Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Trustee to be filed, registered or recorded in order to create in favor of the Trustee, for the benefit of the holders of the Notes, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any Lien of any other Person (other than Permitted Liens), shall have been delivered to the Trustee in proper form for filing, registration or recordation.

        (x)  On the date hereof, the Equity Underwriting Agreement (as defined in Schedule IV hereof) shall have been executed by the parties thereto and, on the Closing Date, Wynn Resorts, Limited shall have consummated the initial public offering and sale of shares of its common stock, shall have received the proceeds therefrom of approximately $430.5 million after deducting underwriting discounts and commissions and shall have contributed approximately $375 million of the net proceeds therefrom to the Company.

        (y)  The purchase of (i) the shares of common stock from Wynn Resorts, Limited in accordance with the terms of the Affiliate Purchase Agreements (as defined in Schedule IV hereof), dated as of the date hereof, by the purchasers named therein, shall be consummated concurrently with the Closing hereunder and (ii) the Notes directly from the Issuers in accordance with the terms of the Affiliate Note Purchase Agreements (as defined in Schedule IV hereof), dated as of the date hereof, by the purchasers named therein.

        (z)  The Representatives shall have received on the Closing Date an executed certificate dated the Closing Date from Stephen A. Wynn addressed to the Underwriters and stating that it can be relied on by Latham & Watkins, counsel to Underwriters, and counsel and any special counsel to the Wynn Parties, which certificate provides that the execution and delivery by Mr. Wynn of the Wynn Put Agreement and the Buy-Sell Agreement, and the performance by him of his obligations thereunder, do not (i) breach any agreement or instrument with a value in excess of $10.0 million to which he is a party, (ii) breach any other agreement or instrument to which he is a party if that breach would subject him to a penalty or a payment requirement in excess of $10.0 million, or (3) result in a default under any loan agreement or guarantee or other debt for borrowed money in excess of $10.0 million to which he is a party.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Latham & Watkins, counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date.

        In such event, the Wynn Parties and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.
Indemnification.

        (a)  Each of the Wynn Parties, jointly and severally, agree:

            (i)  to indemnify and hold harmless each Underwriter and its affiliates, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, affiliate or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto (including any Prospectus wrapper for use with offers in Canada) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (C) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, that the Wynn Parties shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Wynn Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Wynn Parties by or through the Representatives specifically for use in the preparation thereof; and provided, further, that the Wynn Parties will not be liable to any Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus to the extent that (1) such loss, claim, damage, or liability results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was corrected in the final Prospectus, (2) the Wynn Parties had previously furnished sufficient quantities of the final Prospectus to such Underwriter within a reasonable amount of time prior to such sale, and (3) such Underwriter failed to deliver the final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage; and

          (ii)  to reimburse each Underwriter and each such affiliate or controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter, affiliate or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. The indemnity obligations under this Section 7(a) will be in addition to any liability which each such Wynn Party may otherwise have.

        (b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Wynn Parties, each of their directors, each of their officers who have signed the Registration Statement, and each person, if any, who controls the Wynn Parties within the meaning of the Act, against any losses, claims, damages or liabilities to which the Wynn Parties or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by the Wynn Parties or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not the Wynn Parties or such director, officer or controlling person is a party to any action of proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Wynn Parties by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

        (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, and the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such proceeding or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Wynn Parties in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        (d)  To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Wynn Parties on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Wynn Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Wynn Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Wynn Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Wynn Parties on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Wynn Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Wynn Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Wynn Parties, their directors or officers or any persons controlling the Wynn Parties, (ii) acceptance of any Notes and payment therefore hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Wynn Parties, their directors or officers, or any person controlling the Wynn Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.
Default by Underwriters.

        If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Wynn Parties), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuers such amounts as may be agreed upon and upon the terms set forth herein, the Notes which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Notes agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of Notes with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed to purchase on such date, or (b) if the aggregate principal amount of Notes with respect to which such default shall occur exceeds 10% of the aggregate principal amount of Notes to be purchased on the Closing Date, the Wynn Parties or you as the Representatives of the Underwriters shall have the right, by written notice given within the next

36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Wynn Parties except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.
Notices.

        All communications hereunder shall be in writing and, except as otherwise provided herein, shall be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 31 West 52nd Street New York, New York 10019; Attention: Syndicate Manager and General Counsel; if to the Wynn Parties, to the Company, care of: Wynn Resorts, Limited, 3145 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Attention: General Counsel.

10.
Termination. This Agreement may be terminated by you:

        (a)  by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, in the judgment of the Representatives, any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, (ii) any attack on, or any outbreak or escalation of hostilities or acts of terrorism involving, the United States or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such attack, outbreak, escalation, acts, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representatives' judgment, make it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Notes, (iii) the suspension or material limitation of trading in securities generally or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or other exchange or limitation on prices for securities or other instruments on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Wynn Parties, (v) the declaration of a banking moratorium by United States or New York or Nevada state authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Wynn Parties' debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of any securities of any of the Wynn Parties or of Wynn Resorts, Limited by any exchange, the Nasdaq National Market, the Commission, or any other governmental authority (viii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Wynn Group Members, taken as a whole or (ix) the Wynn Parties shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Wynn Parties regardless of whether or not such loss shall have been insured; or

        (b)  as provided in Sections 6 and 8 of this Agreement.

11.
Successors.

        This Agreement has been and is made solely for the benefit of the Underwriters and the Wynn Parties and their respective successors, executors, administrators, heirs and assigns, and the officers, directors, employees and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.
Information Provided by Underwriters.

        The Wynn Parties and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Wynn Parties for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the fourth, and seventh through thirteenth paragraphs under the caption "Underwriting" in the Prospectus.

13.
Partial Enforceability.

        The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

14.
Choice of Law; Consent to Jurisdiction.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. To the fullest extent permitted by applicable law, you hereby irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the Southern District of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.
Miscellaneous.

        The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Wynn Parties or their directors or officers and (c) delivery of and payment for the Notes under this Agreement.

        This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Wynn Parties and the several Underwriters in accordance with its terms.

(Signature pages to follow)

Very truly yours,
ISSUERS:
WYNN LAS VEGAS, LLC, a Nevada limited liability company,
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER
Name: Ronald Kramer Title: President
WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation,
	By:	/s/ RONALD KRAMER Name: Ronald Kramer Title: Vice President

GUARANTORS:
DESERT INN WATER COMPANY, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President
WYNN DESIGN & DEVELOPMENT, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President
WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President

LAS VEGAS JET, LLC, a Nevada limited liability company,
By:	Wynn Las Vegas, LLC, a Nevada limited liability company,
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
		By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
			By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President
WORLD TRAVEL, LLC, a Nevada limited liability company,
By:	Wynn Las Vegas, LLC, a Nevada limited liability company,
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
		By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
			By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President

PALO, LLC, a Delaware limited liability company,
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President
VALVINO LAMORE, LLC, a Nevada limited liability company,
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
/s/ RONALD KRAMER Name: Ronald Kramer Title: President
WYNN RESORTS, LIMITED
/s/ RONALD KRAMER Name: Ronald Kramer Title: President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
DEUTSCHE BANK SECURITIES INC. BANC OF AMERICA SECURITIES LLC BEAR, STEARNS & CO. INC. DRESDNER KLEINWORT WASSERSTEIN - GRANTCHESTER, INC.
As Representatives of the several Underwriters listed on Schedule I
By: DEUTSCHE BANK SECURITIES INC.
A. Drew Goldman Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	$62,895,575
Banc of America Securities LLC	62,895,575
Bear, Stearns & Co. Inc.	62,895,575
Dresdner Kleinwort Wasserstein - Grantchester, Inc.	62,895,575
Fleet Securities, Inc.	36,461,190
Scotia Capital (USA) Inc.	36,461,190
SG Cowen Securities Corporation	36,461,190
Jefferies & Company, Inc.	3,646,130

Total	$364,612,000

Schedule I

SCHEDULE II

Wynn Las Vegas, LLC / Wynn Las Vegas Capital Corp
SUMMARY OF TERMS

Issuer:	Wynn Las Vegas, LLC / Wynn Las Vegas Capital Corp
Issue:	Second Mortgage Notes
Distribution:	Registered
Gross Proceeds:	$370,000,000
Net Proceeds:	$343,334,100
Ratings:	B3/CCC+
Coupon:	12.000%
Price at Issue:	92.793%
Price to Underwriters	89.793%
Yield:	13.500%
Treasury Spread:	978
Maturity:	11/1/2010
Interest Payment Dates:	5/1, 11/1 beginning 5/1/03
Trade Date:	10/25/2002
Settlement Date: (T + 3):	10/30/2002
Call Schedule	11/01/06 11/01/07 11/01/08 11/01/09 and thereafter	112.000 108.000 104.000 100.000
Equity Clawback:	35% at 112
CUSIP:	983130 AA 3
ISIN:	US983130AA32

Schedule II

SCHEDULE III

GUARANTORS

Desert Inn Water Company, LLC, a Nevada limited liability company
Valvino Lamore, LLC, a Nevada limited liability company
Wynn Design & Development, LLC, a Nevada limited liability company
Wynn Resorts Holdings, LLC, a Nevada limited liability company
Las Vegas Jet, LLC, a Nevada limited liability company
World Travel, LLC, a Nevada limited liability company
Palo, LLC, a Delaware limited liability company
Wynn Resorts, Limited, a Nevada limited liability company

Schedule III

SCHEDULE IV

EXECUTED TRANSACTION DOCUMENTS

Construction and Other Third Party Project Agreements

        (a)  Agreement for Guaranteed Maximum Price Construction Services, effective as of June 4, 2002, between the Company and Marnell Corrao Associates, Inc. for Le Rêve (the "Marnell Agreement");

        (b)  Amended and Restated Continuing Guaranty, dated October 22, 2002, by Austi, Inc. in favor of the Company;

        (c)  Design Build Agreement, effective as of June 6, 2002, by and between the Company and Bomel Construction Co., Inc.;

        (d)  Professional Design Services Agreement, effective as of October 5, 2001, between Wynn Design & Development ("Wynn Design") and Marnell Architect (fka A.A. Marnell II, Ltd.);

        (e)  Professional Design Services Agreement between Wynn Design and Lochsa Engineering;

        (f)    Professional Design Services Agreement between Wynn Design and Martin & Peltyn, Inc.;

        (g)  Professional Design Services Agreement between Wynn Design and Carter & Burgess (Civil Engineer);

        (h)  Professional Design Services Agreement, dated as of February 4, 2002, between Wynn Design and JBA Consulting Engineers (Mechanical, Plumbing and Electrical Design and Engineering Services);

        (i)    Professional Design Services Agreement, dated as of February 4, 2002, between Wynn Design and JBA Consulting Engineers (Low Voltage Systems Design Services);

        (j)    Professional Design Services Agreement, dated as of June 24, 2002, between Wynn Design and JBA Consulting Engineers (Mechanical Design Engineering Services);

        (k)  Agreement, dated January 25, 2001, between Wynn Resorts Holdings, LLC ("Holdings") and Calitri Services and Licensing Limited Liability Company;

        (l)    Trademark/Service Mark Purchase Agreement, dated June 7, 2001, between Wynn Resorts Holdings, LLC and The STAD Trust;

Affiliate Project Agreements

        (m)  Second Amended and Restated Art Rental and Licensing Agreement, dated September 18, 2002, by and between Mr. Stephen A. Wynn and Holdings (the "Art Rental Agreement").

        (n)  Lease Agreement, dated November 1, 2001, by and between Valvino Lamore, LLC ("Valvino") and Wynn Resorts Holdings, LLC ("Holdings");

        (o)  Driving Range Lease, dated as of October 21, 2002, by and between Valvino and the Company;

        (p)  Parking Facility Lease, dated as of October 21, 2002, by and between Valvino and the Company;

        (q)  Lease Agreement, dated as of October 21, 2002, by and between Valvino and the Company (Building Lease);

        (r)  Golf Course Lease Agreement, dated as of October 21, 2002, by and among Holdings, Palo, LLC ("Palo") and the Company;

Schedule IV-1

        (s)  Easement Agreement, dated as of October 21, 2002, by and among Holdings, Valvino and the Company (Shuttle);

        (t)    Employment Agreement, dated as of October 4, 2002, by and between Stephen A. Wynn and the Wynn Resorts, Limited (the "Wynn Employment Agreement");

Equity Agreements

        (u)  Stockholders Agreement, dated as of April 11, 2002, among Mr. Stephen A. Wynn, Baron Asset Fund ("Baron") and Aruze USA, Inc. ("Aruze USA") (the "Stockholders Agreement");

        (v)  Share Purchase Agreement, dated as of April 16, 2001, by and between Valvino and Baron;

        (w)  Contribution Agreement, dated April 1, 2001, between Mr. Stephen A. Wynn and Valvino with respect to Wynn Resorts Holdings, LLC, and Assignment, dated April 1, 2001, made by Mr. Stephen A. Wynn in favor of Valvino;

        (x)  Purchase Agreement, made as of May 30, 2002, between Mr. Stephen A. Wynn and Valvino;

        (y)  Purchase Agreement, made as of April 1, 2001, between Mr. Stephen A. Wynn and Valvino;

        (z)  Share Purchase Agreement, dated as of June 10, 2002, by and between Valvino and Kenneth R. Wynn Family Trust dated February 20, 1985 (the "Kenneth R. Wynn Family Trust");

        (aa) Contribution Agreement, made as of June 10, 2002, by and among Mr. Stephen A. Wynn, Aruze USA, Baron (on behalf of each of the Baron Asset Fund Series and the Baron Growth Fund Series), the Kenneth R. Wynn Family Trust and Wynn Resorts, Limited;

        (bb) Buy-Sell Agreement, dated as of June 13, 2002, by and among Mr. Stephen A. Wynn, Mr. Kazuo Okada, Aruze USA and Aruze Corp. (the "Buy-Sell Agreement");

        (cc) Agreement, dated as of June 13, 2002, by and between Mr. Stephen A. Wynn and Wynn Resorts, Limited (the "Wynn Put Agreement");

        (dd) Underwriting Agreement, dated the date of this Agreement, by and among Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Wynn Resorts, Limited with respect to the initial public offering of common stock (the "Shares") of Wynn Resorts, Limited (the "Equity Underwriting Agreement");

        (ee) Purchase Agreement, dated the date of this Agreement, by and among Wynn Resorts, Limited and Aruze USA, and countersigned by Mr. Stephen A. Wynn, Mr. Kazuo Okada and Aruze Corp. (the "Aruze USA Equity Purchase Agreement");

        (ff)  Purchase Agreement, dated the date of this Agreement, by and among Wynn Resorts, Limited and Mr. Stephen A. Wynn (the "Wynn Equity Purchase Agreement");

        (gg) Purchase Agreement, dated the date of this Agreement, by and among Wynn Resorts, Limited, Baron Asset Fund, on behalf of the Baron Growth Fund Series, and Baron Asset Fund, on behalf of the Baron Small Cap Fund Series (in such capacities, "Baron") (the "Baron Equity Purchase Agreement");

        (hh) Purchase Agreement, dated the date of this Agreement, by and among Wynn Resorts, Limited and Zenith National Insurance Corp. (or an affiliate thereof) ("Zenith") (the "Zenith Equity Purchase Agreement" and, together with the Aruze USA Equity Purchase Agreement, the Wynn Equity Purchase Agreement and the Baron Equity Purchase Agreement, the "Affiliate Equity Purchase Agreements");

Schedule IV-2

Governing Documents

        (ii)  Second Amended and Restated Articles of Incorporation of Wynn Resorts, Limited, as amended through the date of this Agreement or the Closing Date, as applicable;

        (jj)  First Amended and Restated Articles of Organization of the Company, as amended through the date of this Agreement or the Closing Date, as applicable;

        (kk) First Amended and Restated Articles of Organization of Holdings, as amended through the date of this Agreement or the Closing Date, as applicable;

        (ll)  First Amended and Restated Articles of Organization of Valvino Lamore, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (mm)  First Amended and Restated Articles of Organization of Wynn Design, as amended through the date of this Agreement or the Closing Date, as applicable;

        (nn) First Amended and Restated Articles of Organization of World Travel, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (oo) First Amended and Restated Articles of Organization of Las Vegas Jet, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (pp) First Amended and Restated Articles of Incorporation of Desert Inn Improvement Co. ("DI Improvement Co."), as amended through the date of this Agreement or the Closing Date, as applicable;

        (qq) First Amended and Restated Articles of Organization of Desert Inn Water Company, LLC, as amended through the date of this Agreement or the Closing Date, as applicable;

        (rr)  Certificate of Formation of Palo, as amended through the date of this Agreement or the Closing Date, as applicable;

        (ss)  Articles of Incorporation of Capital Corp., as amended through the date of this Agreement or the Closing Date, as applicable;

        (tt)  Articles of Organization of Wynn Completion Guarantor, LLC (the "Completion Guarantor"), as amended through the date of this Agreement or the Closing Date, as applicable;

Macau Agreements

        (uu) Concession Contract for the Operation of Games of Chance or Other games in Casinos in the Macau Special Administrative Region, dated June 24, 2002, between the Macau Special Administrative Region and Wynn Resorts (Macau), S.A. (the "Concession Contract");

Other Agreements

        (vv) Distribution Agreement and Assignment, effective as of October 17, 2002, between Valvino and Wynn Resorts, Limited;

        (ww)  Purchase Agreement by and among the Issuers and Aruze USA relating to the Notes (the "Aruze USA Note Purchase Agreement"); and

        (xx) Purchase Agreement, dated the date of this Agreement, by and among the Issuers and Mr. Stephen A. Wynn relating to the Notes (the "Wynn Note Purchase Agreement" and together with the Aruze Note Purchase Agreement, the "Affiliate Note Purchase Agreements").

Schedule IV-3

SCHEDULE V

CLOSING TRANSACTION DOCUMENTS

Credit Agreement Documents

        (a)  Credit Agreement among the Company, the several banks and other financial institutions or entities from time to time parties thereto, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Deutsche Bank Trust Company Americas, as administrative agent (the "Administrative Agent") and swing line lender, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Caymen Islands Branches, as arranger and joint documentation agent, and JP Morgan Chase Bank, as joint documentation agent (the "Credit Agreement");

        (b)  Guarantee and Collateral Agreement by and between the Company and each other Loan Party (as defined in the Master Disbursement Agreement) (other than DI Improvement Co.) in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement (the "Guarantee and Collateral Agreement");

        (c)  Local Bank Collateral Account Agreement by and between the Company, Capital Corp., Wynn Design, the Administrative Agent and entity named therein as custodian and securities intermediary;

        (d)  Bank Company Collateral Agreement by and between the Company, Capital Corp., Wynn Design, the Administrative Agent and Deutsche Bank Trust Company Americas, as custodian and securities intermediary ("Securities Intermediary");

        (e)  Bank Completion Guaranty Collateral Account Agreement by and between Wynn Completion Guarantor, LLC, the Administrative Agent and the Securities Intermediary;

        (f)    Collateral Agency Agreement by and between the Administrative Agent, the Indenture Trustee and Bank of America, N.A. as Collateral Agent for the benefit of the Administrative Agent and the Indenture Trustee (the "Collateral Agency Agreement");

        (g)  Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Palo in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (h)  Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by the Company in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (i)    Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Holdings in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (j)    Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Valvino in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (k)  Indemnity Agreement executed by Palo in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

        (l)    Indemnity Agreement executed by the Company in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

Schedule V-1

        (m)  Indemnity Agreement executed by Holdings in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

        (n)  Indemnity Agreement executed by Valvino in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement regarding environmental indemnity;

        (o)  Intellectual Property Security Agreements executed by the Loan Parties party thereto in favor of the Administrative Agent;

        (p)  Parent Guarantee by Wynn Resorts, Limited in favor of the Administrative Agent;

        (q)  Notes issued to the lenders under the Credit Agreement;

        (r)  UCC Financing Statement of the Company in favor of the Administrative Agent;

        (s)  UCC Financing Statement of Valvino Lamore, LLC, in favor of the Administrative Agent;

        (t)    UCC Financing Statement of Capital Corp, in favor of the Administrative Agent;

        (u)  UCC Financing Statement of Palo, LLC, in favor of the Administrative Agent;

        (v)  UCC Financing Statement of Holdings, LLC, in favor of the Administrative Agent;

        (w)  UCC Financing Statement of Desert Inn Water Company, LLC, in favor of the Administrative Agent;

        (x)  UCC Financing Statement of Wynn Design in favor of the Administrative Agent;

        (y)  UCC Financing Statement of World Travel, LLC, in favor of the Administrative Agent;

        (z)  UCC Financing Statement of Las Vegas Jet, LLC, in favor of the Administrative Agent;

        (aa) UCC Financing Statement of Wynn Completion Guarantor, LLC in favor of the Administrative Agent;

        (bb) UCC-1 Fixture Filing of Valvino in favor of Administrative Agent;

        (cc) UCC-1 Fixture Filing of the Company in favor of Administrative Agent;

        (dd) UCC-1 Fixture Filing of Palo, LLC in favor of Administrative Agent;

        (ee) UCC-1 Fixture Filing of Holdings in favor of Administrative Agent;

Second Mortgage Note Documents

        (ff)  Indenture among the Company, Capital Corp., the Restricted Entities (as defined therein) and Wells Fargo Bank, National Association, as trustee (the "Indenture Trustee"), with respect to the Notes (the "Indenture");

        (gg) Guarantees of the Notes by the Guarantors;

        (hh) Second Mortgage Notes due 2010 issued pursuant to the Indenture;

        (ii)  Guarantee and Collateral Agreement by and between the Company and the other Grantors (as defined therein) in favor of the Indenture Trustee on behalf of the second mortgage noteholders under the Indenture;

        (jj)  Local Second Mortgage Notes Collateral Account Agreement by and between the Company, Capital Corp., Wynn Design, the Indenture Trustee and the entity named therein as custodian and securities intermediary;

        (kk) Second Mortgage Notes Company Collateral Account Agreement by and between the Company, Capital Corp., Wynn Design, the Indenture Trustee and the Securities Intermediary;

Schedule V-2

        (ll)  Second Mortgage Notes Completion Guaranty Collateral Account Agreement by and between Wynn Completion Guarantor, LLC, the Indenture Trustee and the Securities Intermediary;

        (mm)  Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Palo in favor of the Indenture Trustee;

        (nn) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by the Company in favor of the Indenture Trustee;

        (oo) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Holdings in favor of the Indenture Trustee;

        (pp) Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings by Valvino in favor of the Indenture Trustee;

        (qq) Indemnity Agreement executed by Palo in favor of the Indenture Trustee regarding environmental indemnity;

        (rr)  Indemnity Agreement executed by the Company in favor of the Indenture Trustee regarding environmental indemnity;

        (ss)  Indemnity Agreement executed by Holdings in favor of the Indenture Trustee regarding environmental indemnity;

        (tt)  Indemnity Agreement executed by Valvino in favor of the Indenture Trustee regarding environmental indemnity;

        (uu) Intellectual Property Security Agreements executed by the Issuers and Guarantors party thereto in favor of the Indenture Trustee;

  (vv)
  Parent Guarantee by Wynn Resorts, Limited in favor of the Indenture Trustee;

        (ww)  UCC Financing Statement of the Company in favor of the Indenture Trustee;

  (xx)
  UCC Financing Statement of Valvino in favor of the Indenture Trustee;

        (yy) UCC Financing Statement of Capital Corp. in favor of the Indenture Trustee;

        (zz) UCC Financing Statement of Palo in favor of the Indenture Trustee;

        (aaa)    UCC Financing Statement of Holdings in favor of the Indenture Trustee;

        (bbb)    UCC Financing Statement of Desert Inn Water Company, LLC, in favor of the Indenture Trustee;

        (ccc)    UCC Financing Statement of Wynn Design in favor of the Indenture Trustee;

        (ddd)    UCC Financing Statement of World Travel, LLC, in favor of the Indenture Trustee;

        (eee)    UCC Financing Statement of Las Vegas Jet, LLC, in favor of the Indenture Trustee;

        (fff)    UCC Financing Statement of Wynn Completion Guarantor, LLC in favor of the Indenture Trustee;

        (ggg)    UCC-1 Fixture Filing of Valvino in favor of the Indenture Trustee;

        (hhh)    UCC-1 Fixture Filing of the Company in favor of the Indenture Trustee;

        (iii)    UCC-1 Fixture Filing of Palo, LLC in favor of the Indenture Trustee;

        (jjj)    UCC-1 Fixture Filing of Holdings in favor of Indenture;

Schedule V-3

FF&E Facility Documents

        (kkk)    FF&E Loan Agreement (the "Loan Agreement") by and among the Company, Wells Fargo Bank Nevada, National Association, as collateral agent ("Collateral Agent") and the FF&E lenders party thereto (the "FF&E Facility");

        (lll)    Borrower Security Agreement by and among the Company and the Collateral Agent for the lenders under the Loan Agreement;

        (mmm)    Notes issued to the lenders under the FF&E Facility;

        (nnn)    Guaranty Agreement by and among Valvino, Capital Corp., Palo, LLC, Wynn Resorts, Desert Inn Water Company, LLC, Wynn Design, World Travel, LLC, Las Vegas Jet, LLC and the other guarantors from time to time party thereto (the "Guarantee Agreement");

        (ooo)    Aircraft Security Agreement by and among Wells Fargo Northwest, National Association as Trustee of that certain Trust created under the Trust Agreement ("Aircraft Trustee"), the Company and World Travel, LLC;

        (ppp)    Assignment and Assumption Agreement by and among the Company and the Collateral Agent;

        (qqq)    Amended and Restated Aircraft Operating Agreement by and among the Aircraft Trustee and World Travel, LLC;

        (rrr)    UCC Financing Statements of the Company and the guarantors party to the Guaranty Agreement;

        (sss)    FF&E Collateral Account Agreement among the Company, the Collateral Agent, the entity named therein as securities intermediary and the other parties party thereto;

        (ttt)    Lien Release providing for the release of the liens on the Existing Aircraft granted by World Travel, LLC in favor of Bank of America, N.A.;

        (uuu)    Intercompany Note made by World Travel, LLC in favor of the Company;

        (vvv)    Parent Guarantee made by Wynn Resorts, Limited in favor of the Collateral Agent;

Multi-Creditor Documents

        (www)    Intercreditor Agreement by and among the Trustee under the Indenture and the Administrative Agent on behalf of the lenders under the Credit Agreement;

        (xxx)    Intercreditor Agreement by and among the Trustee under the Indenture, the Administrative Agent on behalf of the lenders under the Credit Agreement, and the Collateral Agent acting on behalf of the FF&E lenders pursuant to the FF&E Facility;

        (yyy)    Master Disbursement Agreement by and among the Company, Capital Corp., Wynn Design, the Administrative Agent, Deutsche Bank Trust Company Americas, as the Disbursement Agent, the Indenture Trustee and the Collateral Agent (the "Master Disbursement Agreement");

        (zzz)    Completion Guaranty by Wynn Completion Guarantor, LLC for the benefit of the Administrative Agent and the Indenture Trustee;

        (aaaa)    Management Fees Subordination Agreement by and among the Company, Capital Corp. and Wynn Resorts, Limited, in favor of the Trustee under the Indenture, the Administrative Agent on behalf of the lenders under the Credit Agreement and the agent on behalf of the lenders under the FF&E Facility;

Schedule V-4

Project Agreements

        (bbbb)    License Agreement between Desert Inn Improvement Co., Wynn Las Vegas and Wynn Resorts, Limited with respect to the use of the golf course land;

        (cccc)    Agreement Regarding Provision of Water and Use of Water by and among DI Improvement Co., Holdings and the Company;

        (dddd)    Management Agreement by and between the Company and Wynn Resorts, Limited;

        (eeee)    Production Services Agreement, if any, between the Company and Productions du Dragon, S.A. (or an affiliate thereof) entered into on or after the date of this Agreement and on or before the Closing Date;

        (ffff)    License Agreement, if any, between the Company and Calitri Services and Licensing Limited Liability Company, entered into on or after the date of this Agreement and on or before the Closing Date; and

        (gggg)    Agreement for Use of Real Property by and between DI Improvement Co., the Company and Holdings.

Schedule V-5

SCHEDULE 1(b)

SUBSIDIARY OWNERSHIP AND CERTAIN RIGHTS

        Stockholders Agreement, dated as of April 11, 2002, among Stephen A. Wynn, Baron Asset Fund and Aruze USA, Inc.

        Buy-Sell Agreement, dated as of June 13, 2002, by and among Stephen A. Wynn, Kazuo Okada, Aruze USA, Inc. and Aruze Corp.

        Agreement, dated as of June 13, 2002, by and between Stephen A. Wynn and Wynn Resorts, Limited

        Shareholders' Agreement, dated as of October 15, 2002, by and among Wynn Resorts (Macau), Limited, Wynn Resorts International, Ltd., Wong Chi Seng, and Wynn Resorts (Macau) S.A.

        Share Subscription and Shareholders' Agreement, dated as of October 15, 2002, by and among S.H.W. & Co. Limited, SKKG Limited, L'Arc de Triomphe Limited, Classic Wave Limited, Yani Kwan Yan Chi, Li Tai Foon, Kwan Yan Ming, Wong Chi Seng, and Wynn Resorts International, Ltd. and Wynn Resorts (Macau) Holdings, Ltd.

Schedule 1(b)

SCHEDULE 1(ee)
NASD AFFILIATIONS

        1.    From July 1999 to October 2001, Ronald Kramer served as a managing director at Dresdner Kleinwort Wasserstein, Inc. and its predecessor ("Dresdner"). In November 2001, shortly after Mr. Kramer's departure from Dresdner, Dresdner and Mr. Kramer entered into an arrangement providing that if a certain investment banking client with whom Mr. Kramer had developed a relationship while at Dresdner (the "Unrelated Client") consummated a financing, Mr. Kramer would receive a percentage of any net fees the Unrelated Client paid to Dresdner. In exchange, Mr. Kramer agreed to provide certain financial consulting and advisory services to the Unrelated Client. Dresdner also agreed to reimburse Mr. Kramer for any out-of-pocket expenses incurred in the provision of such services. Approximately six months after leaving Dresdner, Mr. Kramer became Director and President of Wynn Resorts, Limited. Neither Wynn Resorts, Limited nor the offering of the Notes has any relation to or connection with the Unrelated Client or the arrangement between Dresdner and Mr. Kramer. On September 23, 2002, the Unrelated Client, with Dresdner acting as initial purchaser, priced a $153 million private placement of 14.5% senior notes due 2009. The private placement closed on October 8, 2002. Mr. Kramer will receive no more than $375,000 pursuant to the consulting arrangement, to be paid by January 8, 2003 (approximately 90 days after closing).

        2.    Baron Asset Fund, which owned a 4.992% interest in Wynn Resorts, Limited as of June 30, 2002, is an affiliate of Baron Capital, Inc., an NASD Member.

Schedule 1(ee)

EXHIBIT A

FORM OF LOCKUP AGREEMENT

                        , 2002

Wynn Resorts, Limited
3145 Las Vegas Boulevard South
Las Vegas, NV 89109

Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
        As representatives of the several underwriters,
            c/o Deutsche Bank Securities Inc.
            One South Street
            Baltimore, Maryland 21202

Ladies and Gentlemen:

        The undersigned understands that Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Wynn Resorts, Limited (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters, including the Representatives, of common stock (the "Common Stock") of the Company.

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly offer, pledge, sell, contract to sell (including making any short sale or covering any short position), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company that may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that may be issued upon exercise of a stock option or warrant and any other security convertible into or exercisable or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition") for a period from the date hereof until and including the date that is 180 days after the date of the final prospectus relating to the Public Offering (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction that is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned, but is not intended to impose any obligations on the undersigned with respect to any actions by [in Mr. Wynn's agreement: Aruze USA, Inc.] [in Aruze USA, Inc.'s agreement: Stephen A. Wynn], who may share beneficial ownership of the securities in question. "Hedging Transaction" means any swap or other arrangement (including, without limitation, any put or call option) that transfers to another, in whole or in part, any economic consequences of ownership of the Common Stock.

        Notwithstanding the foregoing, the undersigned may transfer (a) (i) up to $200,000 of Common Stock that the undersigned acquires in the Public Offering, the value of which shall be the price at which the undersigned sells such Common Stock; or (ii) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) by gift, will or

Exhibit A-1

intestacy; (ii) to a member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean a spouse, lineal descendant, father, mother, brother or sister, niece, nephew, mother-in-law, father-in-law, sister-in-law or brother-in-law of the transferor, in each case whether by birth or adoption and including stepchildren); (iii) the purchase by Stephen A. Wynn of Common Stock owned by Aruze USA, Inc. or any transferee thereof, pursuant to the Buy-Sell Agreement, dated as of June 13, 2002, among Stephen A. Wynn, Kazuo Okada, Aruze USA, Inc. and Aruze Corp. and the Agreement, dated as of June 13, 2002 between Stephen A. Wynn and Wynn Resorts, Limited; or (iv) by distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this letter agreement.

        The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions on the transfer books and records of the Company against the transfer of such securities except in compliance with the foregoing restrictions and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions on the transfer books and records of the Company against the transfer of such securities except in compliance with the foregoing restrictions.

        In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party, provided that such waiver shall apply only to the proposed offering, and any other action taken by the Company in connection with the proposed offering.

        The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        Notwithstanding anything herein to the contrary, it is understood that if the Public Offering has not occurred prior to December 31, 2002, or immediately upon written notification from the Company to Deutsche Bank Securities, Inc. that the Company is terminating the Public Offering, this agreement shall automatically terminate and the restrictions contained herein shall be of no further force or effect.

Signature:

Print Name:

Exhibit A-2

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WYNN LAS VEGAS, LLC WYNN LAS VEGAS CAPITAL CORP. $364,612,000 12.0% Second Mortgage Notes due 2010 UNDERWRITING AGREEMENT
SCHEDULE I SCHEDULE OF UNDERWRITERS
SCHEDULE II Wynn Las Vegas, LLC / Wynn Las Vegas Capital Corp SUMMARY OF TERMS
SCHEDULE III GUARANTORS
SCHEDULE IV EXECUTED TRANSACTION DOCUMENTS
SCHEDULE V CLOSING TRANSACTION DOCUMENTS
SCHEDULE 1(b) SUBSIDIARY OWNERSHIP AND CERTAIN RIGHTS
SCHEDULE 1(ee) NASD AFFILIATIONS
EXHIBIT A FORM OF LOCKUP AGREEMENT , 2002